Exhibit 10.2

CONFROMED COPY

PAYCHECK PROTECTION PROGRAM LIQUIDITY FACILITY

LETTER OF AGREEMENT

(Non-Depository Institutions)

(As Amended January 14, 2021)

Date: January 29, 2021

Discount Window Officer

Federal Reserve Bank of San Francisco

101 Market Street, MS 830

San Francisco, CA 94105

Subject: Paycheck Protection Program Liquidity Facility

Dear Discount Window Officer:

In consideration of our being able to request Advances from a Federal Reserve Bank designated by the Board of Governors of the Federal Reserve System (“Board”) (the “Reserve Bank”), as set forth in this letter as amended and supplemented from time to time by the Reserve Bank (“PPPLF Letter of Agreement”), and to incur Indebtedness to the Reserve Bank pursuant to the Paycheck Protection Program Liquidity Facility (the “PPPLF” or the “Facility”) authorized by the Board on April 8, 2020, as such authorization may be amended from time to time, under section 13(3) of the Federal Reserve Act, we (the “Borrower” or “us”) agree to the provisions of the Reserve Bank’s Operating Circular No. 10, effective July 16, 2013, as may be amended from time to time (the “Circular”), and to the terms and conditions of this PPPLF Letter of Agreement which together apply to all Advances made under the PPPLF (the Circular and this PPPLF Letter of Agreement, together, the “PPPLF Agreement”). To the extent any provision of the Circular is inconsistent with the terms of this PPPLF Letter of Agreement, the terms of this PPPLF Letter of Agreement shall govern with respect to all Advances made under the PPPLF. All capitalized terms used in this PPPLF Letter of Agreement but not defined herein shall have the meaning specified in the Circular. This PPPLF Letter of Agreement must be executed and delivered by us in order to obtain any Advance extended to us hereunder after January 14, 2021.

Security for Advances: Under the PPPLF, Advances must be secured by pledges of loans to small businesses under the U.S. Small Business Administration’s (“SBA”) 7(a) loan program titled the Paycheck Protection Program (“PPP”), which was added to the SBA’s 7(a) loan program by section 1102 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), as amended by the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act and as may be amended from time to time (“PPP Loans”). To qualify for the PPPLF, PPP Loans must (1) be fully guaranteed as to principal and interest by the SBA, and have been either (2) originated by us, or (3) purchased by us in accordance with the SBA’s requirements for the sale and purchase of whole PPP Loans (in either case, such that we are the beneficiary of the SBA’s guarantee of such PPP Loans). As a condition to obtaining an Advance, we agree to provide any documentation that the Reserve Bank requires evidencing that we are the beneficiary of the SBA’s guarantee of PPP Loans pledged to the PPPLF. By pledging PPP Loans as collateral for Advances under the Facility (collectively, “PPPLF Collateral,” or any PPP Loan individually, an “Item”) the Borrower warrants, represents and covenants that each such Item pledged as collateral for Advances under the Facility:

(a)	Is a “covered loan” for purposes of 15 U.S.C. § 636(a)(36) or (37);

(b)

Complies with all requirements of the PPP, including without limitation any rules or guidance issued by the SBA implementing the PPP, and any requirements set forth in any agreement the Borrower is required to execute by the SBA in connection with the PPP;

(c)	Has been duly approved under delegated authority for guaranty by the SBA;

(d)	Satisfies applicable Collateral requirements in the Circular; and

(e)

Was either (1) originated by us or (2) purchased by us in accordance with the SBA’s requirements for the sale and purchase of whole PPP Loans (in either case, such that we are the beneficiary of the SBA’s guarantee of such PPP Loans).

In addition, the Borrower understands and agrees that PPPLF Collateral and each Item is “Collateral” within the meaning of the Circular and that all representations, warranties and other agreements with respect to the Collateral in the Circular apply to the PPPLF Collateral and to each Item.

Structure of Advances: The Borrower shall comply with the directions of the Reserve Bank with respect to the manner and form of submission of requests for Advances under the PPPLF and the pledge of PPPLF Collateral. The Reserve Bank may combine PPPLF Collateral into pools of PPP Loans having the same maturity date for purposes of making Advances on the pooled PPPLF Collateral, and shall have the right (but not the obligation) to combine multiple Advances into one Advance, or to separate, divide, or process on a lag any Advance as the Reserve Bank may determine in its sole discretion to be advisable or convenient for administration.

Collateral Valuation: PPPLF Collateral valuation for each Item shall equal the principal amount of the PPP Loan outstanding at the time the PPP Loan is pledged as PPPLF Collateral.

Amount of Advance: Each Advance shall be in a principal amount equal to the aggregate principal amount of PPP Loans pledged by the Borrower to secure that Advance. The amount of any Advance made pursuant to the PPPLF outstanding at any one time shall not exceed the outstanding amount of PPP Loans pledged by the Borrower to secure that Advance.

Interest Rate: The interest rate applicable to any Advance made under the PPPLF shall be thirty-five (35) basis points.

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

Advance Maturity: The maturity date of an Advance under the PPPLF (the “Maturity Date”) will be the maturity date of the PPPLF Collateral pledged to secure the Advance. The Maturity Date of an Advance will be accelerated on and to the extent of (i) the date of any 7(a) loan forgiveness reimbursement by the SBA for any PPPLF Collateral; or (ii) the date of purchase by the SBA from the Borrower of any PPPLF Collateral to realize on the SBA’s guarantee of such PPPLF Collateral.

The Maturity Date of all Advances made pursuant to the PPPLF to a Borrower shall be accelerated upon the occurrence of an Event of Default by the Borrower, including but not limited to the failure to comply with a requirement of the PPPLF Agreement or any representation, warranty, or covenant of the Borrower under the PPPLF Agreement is inaccurate on or as of the date it is deemed to be made or on any date on which an Advance remains outstanding.

Consent to Sharing Information with SBA and Other Entities: The Borrower agrees that the Reserve Bank may provide any and all information relating to any Advance to the SBA and the Board and, if applicable, one or more entities determined by the Reserve Bank to have a current or potential legal or financial interest in such information, and hereby consents to the providing of such information to such entities by the Reserve Bank.

Assignment to Reserve Bank of Amounts Payable to Borrower:

(a)

The Borrower agrees that any payments or other amounts received by the Borrower or any other person (including without limitation prepayments by borrowers under PPP Loans) arising from or in connection with PPPLF Collateral are the property of the Reserve Bank, and that the Borrower shall immediately pay any such amounts to the Reserve Bank, in full and in actually and finally collected funds, without any demand therefor or other action by the Reserve Bank.

(b)

The Borrower agrees that the Reserve Bank under this PPPLF Letter of Agreement is a pledgee of a first-priority security interest in and to any PPP Loan pledged as PPPLF Collateral and that the Reserve Bank is not a registered holder, or acting as a registered holder, of any PPP Loan pledged as PPPLF Collateral.

(c)

The Borrower agrees that any payment received by the Borrower or any other person from the SBA in connection with any such loan forgiveness reimbursement or any such loan guarantee amounts arising from or in connection with PPPLF Collateral is the property of the Reserve Bank, and that the Borrower shall immediately pay any such amounts to the Reserve Bank, in full and in actually and finally collected funds, without any demand therefor or other action by the Reserve Bank.

(d)

The Borrower agrees that, at any time if so instructed by the Reserve Bank, the Borrower will irrevocably assign to the Reserve Bank any and all amounts to which the Borrower is or may become entitled related to PPPLF Collateral, including but not limited to any and all amounts paid or payable to the Borrower from the SBA for (i) PPP Loan forgiveness reimbursement on any PPP Loan pledged as PPPLF Collateral, or (ii) satisfaction by the SBA of the SBA’s guarantee of any PPP Loan pledged as PPPLF Collateral.

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

(e)

The Borrower agrees that, upon receiving an instruction from the Reserve Bank under paragraph (d), it shall provide to the SBA, in such form and manner as the SBA may require, wire transfer instructions sufficient to enable the SBA to make payment directly to the Reserve Bank of loan forgiveness reimbursement and loan guarantee amounts as described above, and shall consult with the Reserve Bank regarding obtaining accurate wire transfer instructions to provide to the SBA as provided herein.

Prepayment: Advances made under the PPPLF may be prepaid in full or in part, without penalty. The Borrower shall prepay an Advance made pursuant to the PPPLF (i) on the date and to the extent of the payment by the SBA for the amount of covered 7(a) loan forgiveness for any PPP Loan (or, in the case of a pool of PPP Loans, a PPP Loan in such loan pool) that is pledged to secure an Advance; (ii) on the date of purchase by the SBA from the Borrower of a PPP Loan (or, in the case of a pool of PPP Loans, a PPP Loan in such loan pool) that is pledged to secure such Advance to realize on the SBA’s guarantee of that PPP Loan; or (iii) on the date and to the extent a borrower under a PPP Loan (or, in the case of a pool of PPP Loans, a PPP Loan in such pool) repays or prepays such PPP Loan, in each case, so that the amount of any Advance outstanding does not exceed the outstanding amount of PPP Loans pledged to secure such Advance. Prepayments of any Advance shall be accompanied by accrued and unpaid interest thereon. Notwithstanding anything to the contrary elsewhere in this PPPLF Agreement, interest on a prepayment of any Advance under this paragraph will accrue daily until the date that such prepayment is made to the Reserve Bank.

Waiver of Right to Repayment on Demand: The Reserve Bank waives its right to require repayment on demand under Section 5.1(a) of the Circular with respect to any Advance made under the PPPLF, provided that the Reserve Bank shall retain all other rights and remedies under the Circular, including but not limited to remedies upon the occurrence of an Event of Default except as provided elsewhere in this PPPLF Letter of Agreement.

Repayment on Maturity Date: On the Maturity Date, with respect to each Advance, the Borrower shall repay such Advance in an aggregate amount equal to the Advance plus accrued interest, which shall be debited from the Borrower’s Account as provided below.

Non-Recourse Basis: In the event that the Borrower fails to pay an Advance on the Maturity Date thereof, the Reserve Bank first shall seek repayment from realization upon the PPPLF Collateral, including any proceeds of payments by the SBA in connection with loan forgiveness or loan guarantees with respect to such PPPLF Collateral. Thereafter, the Reserve Bank may pursue any remedies it may have to recover the remaining outstanding amount of an Advance. Notwithstanding any provisions of the PPPLF Agreement to the contrary, all Advances made to the Borrower pursuant to the PPPLF shall become a recourse obligation if, in the sole discretion of the Reserve Bank, the Borrower (i) has breached any of the representations, warranties, or covenants made under the PPPLF Agreement or (ii) has engaged in any fraud or misrepresentation in connection with any Advance or any request to obtain an Advance under the PPPLF.

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

Accrual of Interest, Debits by Reserve Bank: Interest on each Advance shall accrue daily against the Borrower’s outstanding obligations and shall be debited from the account of the Borrower’s depository institution as identified in the section captioned “Borrower’s Depository Institution” below.

PPPLF Termination: No Advance made pursuant to the PPPLF may be made after March 31, 2021, unless authorized by the Board.

Additional Financial and Operational Information: Borrower hereby agrees that upon request, Borrower will furnish the Reserve Bank with such financial and operating data and other information, and to promptly provide notice of any material change, with respect to Borrower’s organizational structure, overall financial position, creditworthiness, the PPPLF Collateral, or Borrower’s SBA 7(a) program lending practices, procedures, and compliance.

Terms and Conditions: Advances under the PPPLF shall be subject to such procedures, requirements, and terms and conditions of the PPPLF as may be published and supplemented by the Board or by the Reserve Bank, in either case at its sole discretion, including conditions regarding safekeeping of PPPLF Collateral, provided that any terms and conditions published or supplemented after the date of an outstanding Advance shall not apply to such Advance. Any update, amendment, restatement, supplement or other modification of the procedures and requirements and terms and conditions of the PPPLF Agreement (including the terms and conditions of this PPPLF Letter of Agreement as amended and supplemented from time to time) published by the Reserve Bank (including on the Reserve Bank’s or the Board’s website) shall constitute notification to the Borrower for purposes of Section 15.0 and Section 16.0 of the Circular.

Counterparts. Delivery of an executed counterpart of a signature page of this PPPLF Letter of Agreement by telecopy, e-mailed .pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this the PPPLF Letter of Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this PPPLF Letter of Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, in each case, in a form acceptable to the Reserve Bank at its sole discretion, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Failure of Borrower to Meet PPP Requirements or PPPLF Requirements: Failure by the Borrower to meet any of the requirements of the PPPLF Agreement (including if any PPPLF Collateral fails to satisfy the requirements of the PPP including but not limited to any requirements of the SBA for the sale and purchase of whole PPP Loans, if applicable) may, at the sole discretion of the Reserve Bank, void the non-recourse provisions and any related provisions, i.e., the Reserve Bank’s rights shall be full recourse with respect to that portion of any Advance equal to the amount

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

of the PPPLF Collateral Valuation (on the date of the Advance) of any non-conforming PPPLF Collateral, and may, at the sole discretion of the Reserve Bank, result in the Borrower’s disqualification from participating in the PPPLF. For the avoidance of doubt, the Reserve Bank’s exercise of any of the foregoing rights and discretion will not be deemed exclusive of any other rights or remedies to which the Reserve Bank may be entitled under the PPPLF Agreement or any other Lending Agreement or applicable law. The Reserve Bank’s determination that any PPPLF Collateral fails to conform to the requirements of this PPPLF Letter of Agreement or the Circular shall be conclusive absent manifest error.

Borrower’s Depository Institution: The Borrower hereby agrees to the provisions of the Correspondent Credit and Payment Agreement (Exhibit 1 to the Circular’s Appendix 5, pages 46-51 of the Circular) (“Correspondent Agreement”). For purposes of the PPPLF Agreement, references to the following terms in the Correspondent Agreement shall have the following meanings: references to the “Borrower” shall mean the Borrower hereunder, references to the “Bank” shall mean the Reserve Bank, and references to the “Correspondent” shall refer to the depository institution having an Account at the Reserve Bank and that is designated by the Borrower hereunder (“Borrower’s Depository Institution”). In the event of any conflict between the terms of the Correspondent Agreement and the PPPLF Agreement, the PPPLF Agreement shall control to the extent of any conflict. The Borrower designates the following as the Borrower’s Depository Institution under this PPPLF Letter of Agreement:

                    U.S. Bank National Association

(Name of Depository Institution)

Authorized Individuals: The following individuals are permitted to provide instructions, pledge PPPLF Collateral to and request Advances from the Reserve Bank under the PPPLF on behalf of the Borrower.

Name	Title, Telephone and Email
Ben Gray	Sole Manager

Allison Rossi	Treasury Manager

Timothy Murphy	Treasurer

Jessica Jiang	Capital Financing Lead

A Borrower must enclose with this PPPLF Letter of Agreement a certified copy of the Authorizing Resolutions for Non-Bank Borrowers containing the titles of those persons authorized to request Advances from and to pledge PPPLF Collateral under the PPPLF.

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

Notices: Any notices required under the PPPLF Agreement shall be directed as follows:

If to the Borrower:	If to the Reserve Bank:
List department(s) and address(es)	List department(s) and address(es)

Square Capital, LLC	Federal Reserve Bank of San Francisco

1455 Market Street, Suite 600	101 Market Street, MA 830

San Francisco, CA 94103	San Francisco, CA 94105

ppplfcredit@sf.frb.org

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

Executed this     29th     day of     January        , 2021.

Square Capital, LLC
Full Legal Name of Borrower

By:	/s/ Ben Gray
Signature(s) of individual(s) authorized to sign documents on behalf of the Borrower as provided in the Authorizing Resolution[1]

Ben Gray
Name(s)

Sole Manager
Title(s)

1455 Market Street, Suite 600 San Francisco, CA 94103
Address, City, State, County of Borrower

Telephone

E-mail

Routing Transit Number (RTN) of Borrower’s Depository Institution

U.S. Bank National Association
Name of Borrower’s Depository Institution

US Bancorp Center, 800 Nicollet Mall, Minneapolis, MN 55402

Address, City, State of Borrower’s Depository Institution

Telephone of Borrower’s Depository Institution

1	The signatory or signatories should be authorized to sign documents on behalf of the Borrower as provided in the Authorizing Resolutions for Borrowers required by the Circular.

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

For Borrower’s Depository Institution:

For the purposes of the PPPLF, we agree to act as the Borrower’s Depository Institution for the Borrower named above and, as such, to be bound by the provisions relating to a Correspondent in the Correspondent Credit and Payment Agreement (the “Correspondent Agreement”), currently an ancillary agreement attached to your Circular, as may be amended, and we agree that all references to “Correspondent” in the Correspondent Agreement shall refer to us. Pursuant to paragraph 3.1 of the Correspondent Agreement, we are furnishing below a list of individuals to whom you may provide an advice of credit or debit entries made under the Correspondent Agreement for the PPPLF. These individuals are also authorized to instruct you not to debit our account or to reverse a debit in accordance with Paragraph 5 of the Correspondent Agreement. We may amend this list from time to time.

U.S. Bank National Association	Date January 15, 2021
Name(s) of Borrower’s Depository Institution

By: /s/ Shelia Pajerski
Authorized signature(s) of Borrower’s Depository Institution[2]

Sheila Pajerski
Name(s)

Vice President
Title(s)

Telephone

E-mail

Individuals permitted to receive notification of credit or debit entries described in the Correspondent Agreement and authorized to instruct us not to debit the Correspondent Account or to reverse a debit: [list between 3 and 5 employees]

Name	Title, Telephone and Email
Lynn Flagstad	SVP

Sheila Pajerski	VP

Bob Mensch	AVP

[2]

The signatory or signatories should be authorized to sign documents on behalf of the Borrower’s Depository Institution as provided in the Borrower’s Depository Institution’s Official Authorization List.

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)

Instructions to Email this Letter of Agreement to Your Processing Reserve Bank

Please select your Reserve Bank according to the following contact list

PPPLF Contact Table for Non-Depository Institutions

Borrower Entity Type	Processing Reserve Bank	Email, Telephone & Mailing Address
• Non-bank Community Development Financial Institution (CDFI)—certified by the U.S. Department of the Treasury	Federal Reserve Bank of Cleveland	Email: CLEV.ppplfcredit@clev.frb.org Telephone: (888) 719-4636 Credit Risk Management Federal Reserve Bank of Cleveland P.O. Box 6387 Cleveland, OH 44101-1387

• Small Business Lending Company (SBLC)—licensed and regulated by the Small Business Administration • Agricultural Credit Association (ACA) -member of the Farm Credit System	Federal Reserve Bank of Minneapolis	Email: mpls.credit@mpls.frb.org Telephone: (877) 837-8815 Credit/PSR Section Federal Reserve Bank of Minneapolis P.O. Box 291 Minneapolis, MN 55480-0291

• All other Non-Depository SBA PPP Lenders	Federal Reserve Bank of San Francisco	Email: ppplfcredit@sf.frb.org Telephone: (866) 974-7475 Credit Risk Management Federal Reserve Bank of San Francisco 101 Market Street, MS 830 San Francisco, CA 94105

Paycheck Protection Program Liquidity Facility Letter of Agreement

(Non-Depository Institutions – As amended January 14, 2021)